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                                                                  EXHIBIT 23.1.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 19, 1999, in Amendment No. 3 to the Registration Statement (Form S-1) and related Prospectus of Nextera Enterprises, Inc. for the registration of shares of its Class A common stock.

Our audits also included the financial statement schedule of Nextera Enterprises, Inc. included in Amendment No. 3 to the Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the schedule based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                       /s/ Ernst & Young LLP

Boston, Massachusetts
February 19, 1999